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                                                                    EXHIBIT 23.5


                          Independent Auditors' Consent




The Board of Directors
PLD Asset Leasing Ltd.:

We consent to incorporation by reference in the registration statement (no. 333-35139) on Form S-8, in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (no. 333-18713), in the registration statement (no. 333-5396) on Form S-3, and in the registration statement (no. 333-5400) on Form S-3 of PLD Telekom Inc. of our report dated May 20, 1998, relating to the balance sheet of PLD Asset Leasing Ltd. as of December 31, 1997, and the related statements of operations, shareholder's equity, and cash flows for each of the years in the two year period ended December 31, 1997, which report appears in the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1998 of PLD Telekom Inc.




                                               Moore Stephens
                                               Chartered Accountants

Nicosia, Cyprus
April 23, 1999